Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-46836 and 333-64799) of Alteva, Inc. of our report dated June 27, 2012, relating to the 2011 financial statement of the Warwick Valley Telephone Company 401(k) Plan, which appears in this Annual Report on Form 11-K for the year ended December 31, 2012.

/s/ WithumSmith+Brown, PC

Princeton, New Jersey
June 19, 2013

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